                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                                 DPL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                    DPL INC.

                             COURTHOUSE PLAZA S.W.
                               DAYTON, OHIO 45402
                              -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 14, 1998
                               -----------------

TO SHAREHOLDERS OF
DPL INC.:

    The Annual Meeting of Shareholders for DPL Inc. will be held in The Dixon Ministry Center Recital Hall at Cedarville College, 251 S. Main Street, Cedarville, Ohio, on Tuesday, April 14, 1998, at 10:00 a.m. Cedarville is located just northeast of Xenia, Ohio, and the college offers ninety areas of study to more than 2,500 students from all over the world. The Dixon Ministry Center was completed in October 1996 and is the college's largest single facility.

    The business of the meeting will be:

    1. To elect three directors of DPL Inc., each of whom shall serve for a term of three years.

    2. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Holders of common shares of record at the close of business on February 16, 1998 are entitled to vote at the meeting.

    If you are a holder of common shares and will not be present personally, please mark, sign, date and return the enclosed proxy in the enclosed self-addressed envelope as promptly as possible so that the presence of a quorum may be assured and unnecessary expense avoided. Giving the proxy will not affect your right to vote in person if you attend the meeting.

    Your vote is important to us and we thank you for your prompt response and continued interest in DPL Inc.

                                           Sincerely,

                                           /s/ Stephen F. Koziar, Jr.

                                           STEPHEN F. KOZIAR, JR.
                                           GROUP VICE PRESIDENT AND SECRETARY
Dayton, Ohio
March 2, 1998

                                    DPL INC.

                   COURTHOUSE PLAZA S.W., DAYTON, OHIO 45402

                              -------------------

                                PROXY STATEMENT
                              -------------------

    This Proxy Statement is furnished to you and other shareholders of DPL Inc. in connection with the solicitation of proxies by its Board of Directors to be used at the Annual Meeting of Shareholders to be held at Cedarville College, 251
S. Main Street, Cedarville, Ohio, on April 14, 1998 at 10:00 a.m. and any adjournments thereof. At the close of business on February 16, 1998, the record date for the Annual Meeting, DPL Inc. had outstanding 160,202,949 common shares. Only holders of common shares on such record date are entitled to vote at the Annual Meeting, and each such shareholder is entitled to one vote per share.

    All common shares represented by properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the shareholder's directions specified on the proxy. If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the shares will be voted "FOR" the proposal as listed. A shareholder signing and returning the accompanying proxy has the power to revoke it at any time prior to its exercise.

    All expenses in connection with this solicitation of proxies will be paid by DPL Inc. Proxies will be solicited principally by mail but directors, officers, and certain other individuals specified by DPL Inc. may personally solicit proxies. In addition, DPL Inc. has retained Georgeson & Co., a proxy solicitation firm, to assist in the solicitation of proxies. DPL Inc. will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners and will pay Georgeson & Co. a fee of approximately $12,000, plus out-of-pocket expenses.

    This Proxy Statement together with the accompanying proxy card were first mailed to common shareholders on or about March 2, 1998.

                            BUSINESS OF THE MEETING

1.  ELECTION OF DIRECTORS

    The Regulations of DPL Inc. provide for the classification of Directors into three classes, with each class being of approximately equal size and in no event shall any class contain fewer than three directors nor more than four directors. The term of each directorship is three years and the terms of the three classes are staggered in a manner so that only one class is elected by the shareholders annually. The Board is presently authorized to consist of nine directors. These nine directors are also directors of The Dayton Power and Light Company ("DP&L"), the principal subsidiary of DPL Inc. Three directors are to be elected this year to serve until the Annual Meeting of Shareholders in 2001 or until their successors are duly elected and qualified.

    Unless specifically instructed to the contrary, the Proxy Committee named in the enclosed form of proxy will vote all duly executed proxies "FOR" the election of the nominees named below. Should any nominee become unable to accept nomination or election, the Proxy Committee will vote for the election of such other person as a director as the present directors may recommend in the place of such nominee. The following information regarding the nominees and the other directors continuing in office is based on information furnished by them:

           NOMINEES FOR DIRECTOR FOR THREE-YEAR TERM EXPIRING IN 2001

                                                                                                             COMMON SHARES
                                                                                                           BENEFICIALLY OWNED
                                                                                                             AT JANUARY 31,
                                         PRINCIPAL OCCUPATION AND OTHER INFORMATION                             1998(1)
-----------------------------------------------------------------------------------------------------------------------------
                                         THOMAS J. DANIS, Age 48, Director since 1989.                            35,799
                                           Chairman and Chief Executive Officer, The Danis Companies,
 [PHOTO1]                                  Dayton, Ohio, construction, real estate and environmental
                                           services.
                                           Director: CSR America Inc.
                                           Trustee: Dayton Foundation, Miami Valley Research Park
                                           Foundation.
                                         ALLEN M. HILL, Age 52, Director since 1989.                              32,733
                                           President and Chief Executive Officer, DPL Inc. and The
 [PHOTO2]                                  Dayton Power and Light Company.
                                           Director: Citizens Federal Bank, F.S.B.
                                           Trustee: Dayton Business Committee, The University of
                                           Dayton, Miami Valley Economic Development Coalition, Air
                                           Force Museum Foundation, National Center for Composite
                                           Systems Technology.
                                         W AUGUST HILLENBRAND, Age 57, Director since 1992.                       20,683
                                           President and Chief Executive Officer, Hillenbrand
 [PHOTO3]                                  Industries, Batesville, Indiana, a diversified public
                                           holding company with five wholly-owned and autonomously
                                           operated subsidiaries manufacturing caskets, hospital
                                           furniture, hospital supplies, high-tech security locks and providing funeral planning services.
                                           Director: Forecorp, Inc., Forethought Life Insurance
                                           Company.
                                           Trustee: Denison University, National Committee for
                                           Quality Health Care, Batesville Girl Scouts.

                                                                                                             COMMON SHARES
                                                                                                           BENEFICIALLY OWNED
                                                                                                             AT JANUARY 31,
                                         PRINCIPAL OCCUPATION AND OTHER INFORMATION                             1998(1)
-----------------------------------------------------------------------------------------------------------------------------
                                                        CLASS OF 1999
                                                        -------------
                                         JAMES F. DICKE, II, Age 52, Director since 1990.                         92,130
                                           President, Crown Equipment Corporation, New Bremen, Ohio,
 [PHOTO4]                                  international manufacturer and distributor of electric
                                           lift trucks and material handling products.
                                           Director: Regional Boys and Girls Clubs of America, Dayton
                                           Art Institute.
                                           Chairman: Trinity University Board of Trustees.
                                           Secretary: Culver Educational Foundation.
                                         PETER H. FORSTER, Age 55, Director since 1979.                           37,416
                                           Chairman, DPL Inc. and The Dayton Power and Light Company.
 [PHOTO5]                                  Chairman: Miami Valley Research Foundation.
                                           Director: Amcast Industrial Corp., Comair Holdings, Inc.
                                           Trustee: F.M. Tait Foundation, Arts Center Foundation.
                                         JANE G. HALEY, Age 67, Director since 1978.                              51,672
                                           President and Chief Executive Officer, Gosiger, Inc.,
 [PHOTO6]                                  Dayton, Ohio, national importer and distributor of machine tools.
                                           Director: Ultra-Met Company, Urbana, Ohio, ONA, Dayton,
                                           Ohio
                                           Trustee: University of Dayton, Chaminade-Julienne High
                                           School, Dayton, Ohio, Miami Valley Economic Development
                                           Coalition.
                                           Member: Area Progress Council.

                                                                                                             COMMON SHARES
                                                                                                           BENEFICIALLY OWNED
                                                                                                             AT JANUARY 31,
                                         PRINCIPAL OCCUPATION AND OTHER INFORMATION                             1998(1)
-----------------------------------------------------------------------------------------------------------------------------
                                                        CLASS OF 2000
                                                        -------------
                                         ERNIE GREEN, Age 59, Director since 1991.                                34,023
                                           President and Chief Executive Officer, Ernie Green
 [PHOTO7]                                  Industries, Dayton, Ohio, automotive components
                                           manufacturer.
                                           Director: Pitney Bowes Inc., WPTD-TV, Eaton Corp., Fluor
                                           Daniel/GTI, Gradall.
                                         DAVID R. HOLMES, Age 57, Director since 1994.                            10,888
                                           Chairman, President and Chief Executive Officer, The
 [PHOTO8]                                  Reynolds and Reynolds Company, Dayton, Ohio, information
                                           management systems.
                                           Director: NCR Corporation, Dayton, Ohio, Wright
                                           Health/Anthem, Dayton, Ohio
                                           Advisor: J. L. Kellogg Graduate School of Management,
                                           Northwestern University.
                                           Member: Dayton Business Committee, Area Progress Council,
                                           Downtown Dayton Partnership.
                                         BURNELL R. ROBERTS, Age 70, Director since 1987.                         35,924
                                           Chairman, Sweetheart Holdings, Inc.
 [PHOTO9]                                  Retired Chairman of the Board and Chief Executive Officer,
                                           The Mead Corporation, Dayton, Ohio, forest products
                                           producer.
                                           Director: Armco Inc., The Perkin-Elmer Corporation,
                                           Rayonier, Inc., Universal Protective Packaging, Inc., Day
                                           International Group, Inc.

---------------
(1) The number of shares shown represents in each instance less than 1% of the outstanding Common Shares. There were 402,572 shares or 0.25% of the total number of Common Shares beneficially owned by all directors and executive officers of DPL Inc. and DP&L as a group at January 31, 1998. The number of shares shown includes Common Shares transferred to the Master Trust for non-employee directors pursuant to the Directors' Deferred Stock Compensation Plan.

    The three candidates receiving the greatest number of votes will be elected as directors. Abstentions and broker non-votes will be treated as non-votes.

    Under Ohio law, if a shareholder gives written notice to the President, a Vice President or the Secretary, not less than 48 hours before the Annual Meeting, that such shareholder desires the voting at the election of directors to be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by or on behalf of the shareholder giving such notice, then shareholders will be entitled to give one candidate as many votes as the number of directors to be elected multiplied by the number of their shares, or to distribute their votes on the same principle among two or more candidates. In the event that directors are elected by cumulative voting and cumulated votes represented by proxies solicited hereby are insufficient to elect all the nominees, then the Proxy Committee will vote such proxies cumulatively for the election of as many of such nominees as possible and in such order as the Proxy Committee may determine.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES FOR 1997

    The Board of Directors of DPL Inc. met on six occasions and the Board of Directors of DP&L met on five occasions during 1997. The three standing committees of DPL Inc. -- Executive, Finance and Audit Review and Compensation and Management Review -- held thirteen meetings in total and the standing committee of DP&L -- Community and External Relations -- met two times in total. The attendance of all Board members was 100%.

                             COMMITTEES OF DPL INC.

FINANCE AND AUDIT REVIEW COMMITTEE

    This Committee consists of the following non-employee members of the Board:
Thomas J. Danis, Chairman, Ernie Green, Peter H. Forster, Jane G. Haley and David R. Holmes. Allen M. Hill is a non-voting member.

    The Finance and Audit Review Committee oversees the financial plans, approves the terms and conditions of financial arrangements and recommends to the Board of Directors such actions and policies that will best accommodate DPL Inc.'s objectives and operating strategies while maintaining its sound fiscal health. It also provides direct communication between DPL Inc.'s internal auditors, the independent auditors, Price Waterhouse LLP, and the Board of Directors. It is intended to assure the independent auditors the freedom, cooperation and opportunity necessary to accomplish their functions. It is also intended to assure that appropriate action is taken on the recommendations of the auditors. This Committee met four times during 1997.

COMPENSATION AND MANAGEMENT REVIEW COMMITTEE

    This Committee consists of the following non-employee members of the Board:
Burnell R. Roberts, Chairman, James F. Dicke, II and W August Hillenbrand.

    The Compensation and Management Review Committee has the broad responsibility to see that the officers and key management personnel of DPL Inc. and its subsidiaries perform in accordance with corporate objectives, and are effectively compensated in terms of salaries, supplemental compensation and benefits which are internally equitable and externally competitive. The Committee administers the deferred and incentive compensation plans for directors and officers. This Committee met four times during 1997.

EXECUTIVE COMMITTEE

    This Committee consists of the following members of the Board: Peter H. Forster, Chairman, James F. Dicke, II, W August Hillenbrand and Burnell R. Roberts. Allen M. Hill is a non-voting member.

    The principal duties of this Committee include evaluating executive management development, succession and organizational structure in addition to director selection, tenure and succession. This Committee also serves on a standby basis for use in an emergency which requires immediate action. This Committee met five times during 1997.

    The non-employee members of the Executive Committee act as a nominating committee for the Board of Directors and endeavor to identify, seek out, and if necessary actively recruit, the best available candidates who, in the judgment of the Committee, have the character, education, training, experience and proven accomplishments which give promise of significant contribution to the responsible and profitable conduct of DPL Inc.'s business in the interest of all shareholders, customers and employees. This Committee considers qualified nominees submitted to DPL Inc. by shareholders.

                               COMMITTEE OF DP&L

COMMUNITY AND EXTERNAL RELATIONS COMMITTEE

    This Committee consists of the following non-employee members of the Board:
Jane G. Haley, Chairman, Thomas J. Danis, Ernie Green and David R. Holmes. Peter
H. Forster and Allen M. Hill are non-voting members.

    The Community and External Relations Committee provides for a periodic review of DP&L's relations with all sectors of the community with which it is vitally concerned -- shareholders, customers, governmental bodies and agencies, political groups, regulatory agencies, elected officials and the media. This Committee met two times during 1997.

OTHER MATTERS

    DPL Inc. directors, all of whom are also directors of DP&L, receive no annual fee for their services as directors of DPL Inc. Directors of DP&L who are not employees receive $12,000 annually for services as a director, $600 for attendance at a Board meeting, and $500 for attendance at a committee meeting or operating session of DPL Inc. and DP&L. Members of the Executive Committee receive $2,000 annually for services on that committee. Each committee chairman receives an additional $1,600 annually. Directors who are not employees of DP&L also participate in a Directors' Deferred Stock Compensation Plan (the "Stock Plan") under which a number of shares are awarded to directors each year. All shares awarded under the Stock Plan are transferred to a grantor trust (the "Master Trust") maintained by DPL Inc. to secure its obligations under various directors' and officers' deferred and incentive compensation plans. Receipt of the shares or cash equal to the value thereof is deferred until the participant retires as a director or until such other time as designated by the participant and approved by the Committee. In the event of a change of control (as defined in the Stock Plan), the authority and discretion which is exercisable by the Compensation and Management Review Committee, will be exercised by the trustees of the Master Trust. In April 1997, each non-employee director was awarded 1,600 shares.

    DPL Inc. maintains a Deferred Compensation Plan (the "Compensation Plan") for non-employee directors in which payment of directors' fees may be deferred. The Compensation Plan also includes a supplementary deferred income program which provides that DPL Inc. will match $5,000 annually of deferred directors' fees for a maximum of ten years. Under the supplementary program, a $150,000 death benefit is provided until such director ceases to participate in the Compensation Plan. Under the standard deferred income program directors are entitled to receive a lump sum payment or payments in installments over a period up to 20 years. A director may elect payment in either cash or common shares. Participants in the supplementary program are entitled to receive deferred payments over a ten-year period in equal installments. The Compensation Plan provides that in the event of a change in control of DPL Inc., as defined in the Compensation Plan, all benefits provided under the supplementary deferred income program become immediately vested without the need for further contributions by the participants and the discretion which, under the Compensation Plan, is exercisable by the Chief Executive Officer of DPL Inc. will be exercised by the trustees of the Master Trust. If the consent of the Chief Executive Officer of DPL Inc. is obtained, individuals who have attained the age of 55 and who are no longer directors of DPL Inc. may receive a lump sum payment of amounts credited to them under the supplementary deferred income program.

    Mr. Forster has entered into an agreement with DPL Inc. and DP&L pursuant to which Mr. Forster will serve as Chairman of the Board of DPL Inc. and DP&L and will provide various advisory and consulting services. The term of the agreement expires on December 31, 1999 (which term is automatically extended on December 31, 1999 and each December 31 thereafter for an additional year unless either party gives advance notice of nonrenewal). Under the agreement, Mr. Forster receives an annual consulting fee of $500,000 (as well as such bonuses, if any, as may be determined by the Compensation and Management Review Committee in its discretion) and an award opportunity of 35,000 restricted shares under the Stock Plan. Commencing in 2000, Mr. Forster will participate in a bonus program for individuals monitoring and managing DPL Inc.'s financial assets pursuant to which he will have the opportunity to receive an annual bonus if there is a positive cumulative cash return on such financial assets (after recovery of all amounts invested plus expenses). Payments under the bonus program, if and as earned, will continue following termination of the agreement for any reason. Mr. Forster, who retired as Chief Executive Officer of DPL Inc. effective December 31, 1996, continues to actively perform significant duties and functions for DPL Inc. and its subsidiaries under the agreement.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    DPL Inc. has designed its executive compensation programs to create a strong and direct link between the compensation paid to senior executives and current and long-term level of company performance. The program also recognizes each executive's individual contribution to that performance.

    There are three elements of DPL Inc.'s executive compensation program. Each element is designed to reward different aspects of executive performance.

        1. Base salary and salary increases recognize competitive pay levels, sustained long-term value creation and contributions by individual executives.

        2. Annual incentives, which are awarded through the Management Incentive Compensation Program, reward the achievement of operational and strategic milestones. Actual objectives vary from year to year depending on Company priorities and are different for each executive. Each executive has three or four individual objectives which are weighted equally. The individual objectives for 1997 were related to maintaining competitive energy prices and providing superior customer service. They included reductions in operating expenses, outside service costs, fuel inventory expenses and capital expenditures, as well as improvements in plant productivity, customer satisfaction and earnings per share. Over half of each executive's annual incentive payout is determined based on their performance as compared to their individual objectives. The remaining portion of the executive's annual incentive payout is based on the executive group's aggregate performance on their individual objectives. For 1997, executives generally satisfied their individual objectives. Target incentive awards range from thirty to sixty percent of base salary, depending upon the executive's position. Executives can earn from zero to one and a half times the target amount.

        3. DPL Inc.'s long-term stock incentive unit ("SIU") plan rewards longer-term financial results and total return to shareholders. The actual number of SIU's earned is based on return on equity as compared with the performance of the 75 largest electric and natural gas utilities.

    Compensation opportunities are positioned at the general industry median. Over half of the target total compensation for each executive will vary with performance. Long-term incentives are paid only when return on equity performance exceeds electric and natural gas utility industry medians.

    Similar to the other executives, the Chief Executive Officer's total compensation potential is based on consideration of median general industry practices. The Chief Executive Officer's annual and long-term incentive programs are variable enough to provide actual total compensation at median general industry levels only if DPL Inc.'s performance is in the top quartile of electric and natural gas utilities. If DPL Inc.'s return on equity performance is at the median of the electric and natural gas utility industry or lower, the Chief Executive Officer's actual total compensation will be at or close to electric and natural gas utility industry median levels.

    Overall, Mr. Hill exceeded his annual performance objectives for 1997. Mr. Hill's salary was increased in 1997 based on his individual contributions and consistent with the performance criteria used for all executives. Under the Management Incentive Compensation Program, Mr. Hill received a bonus based seventy-five percent on DPL Inc.'s performance and twenty-five percent on the Committee's assessment of his individual performance. Company performance objectives were based on equal consideration of earnings per share performance, which objective was satisfied, and the aggregate performance of the executive group versus their individual objectives. The Committee based its assessment of Mr. Hill's individual performance on consideration of several factors, including DPL Inc.'s performance versus other electric and natural gas utilities, investment community evaluations and progress on management development and succession planning. Mr. Hill was contingently awarded 30,500 SIU's in 1997 based on consideration of median general industry long-term incentive opportunities and the overall competitiveness of the remainder of his compensation package. Mr. Hill will receive these SIU's in 2001 based on the extent by which DPL Inc.'s average return on common equity between 1998, 1999 and 2000 exceeds the median for other electric and natural gas utilities.

    Based on current compensation levels and the present structure of DPL Inc.'s executive compensation programs, the Committee believes that the compensation payable to executives will not be subject to the limitation on deductibility imposed by the Omnibus Budget Reconciliation Act of 1993.

    The Committee believes that DPL Inc.'s annual and long-term incentive plan goals have contributed to the strong stock market performance shown in the performance chart in the next section. DPL Inc.'s total return to shareholders between 1992 and 1997 was significantly higher than total return to shareholders for the utility industry as a whole.

                                           Compensation Management Review
                                           Committee

                                           Burnell R. Roberts, Chairman
                                           James F. Dicke, II
                                           W August Hillenbrand

PERFORMANCE COMPARISON

                          [CAMERA READY GRAPH TO COME]

                       1997 Proxy Graph Data (PowerPoint)

                                    DOW JONES           DOW JONES          RRA 75         S&P ELECTRIC
DATE                DPL INC.       INDUSTRIAL           UTILITIES         UTILITIES           CO.'S
Dec-92             $ 1,000.00      $  1,000.00         $  1,000.00       $  1,000.00       $  1,000.00
Dec-93             $ 1,102.28      $  1,169.09         $  1,095.26       $  1,118.90       $  1,125.56
Dec-94             $ 1,161.92      $  1,228.13         $    927.14       $  1,007.74       $    979.65
Dec-95             $ 1,481.25      $  1,679.95         $  1,225.20       $  1,307.00       $  1,282.80
Dec-96             $ 1,531.69      $  2,164.58         $  1,335.82       $  1,344.97       $  1,278.22
Dec-97             $ 1,915.23      $  2,703.86         $  1,643.24       $  1,749.84       $  1,611.33

    The S&P Electric Company Index has replaced the Dow Jones Utility Index used in prior years as a utility industry index. This change has been made due to changes in the companies included in the Dow Jones Utility Index in 1997. DPL Inc. believes the S&P Electric Company Index, comprised of regulated electric and combination electric and natural gas companies, is now a more appropriate industry index against which to compare the stock price performance of DPL Inc.

SUMMARY COMPENSATION TABLE

    Set forth below is certain information concerning the compensation of the Chief Executive Officer and each of the other four most highly compensated executive officers of DPL Inc. and its major subsidiary DP&L, for the last three fiscal years, for services rendered in all capacities to DPL Inc. and its subsidiaries, including DP&L.

                                                                                  LONG TERM
                                                        ANNUAL COMPENSATION     COMPENSATION
                                                                              -----------------
                                                        --------------------  RESTRICTED STOCK       ALL OTHER
                                                         SALARY    BONUS(1)    UNIT AWARDS(2)     COMPENSATION(3)
        NAME AND PRINCIPAL POSITION            YEAR        ($)        ($)            ($)                ($)
-------------------------------------------  ---------  ---------  ---------  -----------------  -----------------
Allen M. Hill                                     1997    430,000    258,000    834,000 ('98-00)         1,000
  President and Chief Executive                   1996    377,000    226,000    717,000 ('97-99)         1,000
  Officer -- DPL Inc. and DP&L                    1995    363,000    226,000    319,000 ('96-98)         1,000
Peter H. Forster(4)                               1997    500,000    150,000    840,000 ('98-00)        70,400
  Chairman -- DPL Inc.                            1996    597,000    358,000    984,000 ('97-99)         1,000
  and DP&L                                        1995    572,000    344,000    784,000 ('96-98)         1,000
Judy W. Lansaw                                    1997    240,000    108,000    411,000 ('98-00)         1,000
  Group Vice President -- DPL Inc.                1996    214,000     96,000    393,000 ('97-99)         1,000
  and DP&L                                        1995    197,000     89,000    227,000 ('96-98)         1,000
Stephen F. Koziar, Jr.                            1997    231,000    104,000    234,000 ('98-00)         1,000
  Group Vice President and                        1996    218,000     98,000    216,000 ('97-99)         1,000
  Secretary -- DPL Inc. and DP&L                  1995    209,000     94,000    141,000 ('96-98)         1,000
H. Ted Santo                                      1997    226,000    102,000    297,000 ('98-00)         1,000
  Group Vice President -- DP&L                    1996    205,000     92,000    305,000 ('97-99)         1,000
                                                  1995    190,000     86,000    168,000 ('96-98)         1,000

------------

(1) Amounts in this column represent awards made under the Management Incentive Compensation Program. Awards are based on achievement of specific predetermined operating and management goals in the year indicated and paid in the year earned or in the following year.

(2) Amounts shown in this column have not been paid, but are contingent on performance and represent the dollar value of restricted stock incentive units ("SIU's") awarded to the named executive officer under the Management Stock Incentive Plan ("MSIP") based on the closing price of a DPL Inc. common share on the New York Stock Exchange -- Consolidated Transactions Tape on the date of award. The SIU's for 1995, 1996 and 1997 vest only to the extent that the DPL Inc. average return on equity ("ROE") over a three-year performance period is above the RRA industry median.

   Depending on the performance of DPL Inc., these SIU's vest in amounts ranging from 0% to 100% of the target award at an ROE between 0 and 100 basis points above median ROE and from 100% to 150% of target award at an ROE between 100 and 200 basis points above median ROE.

   No units vest if the three-year average ROE is below 10%. Amounts shown for 1995, 1996 and 1997 reflect target awards. For each SIU which vests, a participant receives the cash equivalent of one DPL Inc. common share plus dividend equivalents from the date of award. Prior to payout at retirement, an individual may elect to convert a portion of vested SIU's to a cash equivalent and accrue interest thereon. All payouts of vested SIU's under the MSIP are deferred until retirement.

(3) Amounts in this column represent employer matching contributions on behalf of each named executive under the DP&L Employee Savings Plan made to the DPL Inc. Employee Stock Ownership Plan.

(4) Annual compensation shown for Mr. Forster for 1997 was paid pursuant to an agreement with DPL Inc. and DP&L. Long term compensation award opportunities shown for 1996 and 1997 represent the dollar value of restricted shares awarded to Mr. Forster under the Directors' Stock Plan which are subject to the same earning and vesting criteria generally applicable to SIU's. All other compensation shown for 1997 represents directors fees of $32,600 and the dollar value of the annual award of 1,600 shares to each non-employee director under the Directors' Stock Plan. See "Information Concerning the Board of Directors and its Committees -- Other Matters."

CERTAIN SEVERANCE PAY AGREEMENTS

    DPL Inc. entered into severance pay agreements with each of Messrs. Hill, Koziar, and Santo and Mrs. Lansaw providing for the payment of severance benefits in the event that the individual's employment with DPL Inc. or its subsidiaries is terminated under specified circumstances within three years after a change in control of DPL Inc. or DP&L (generally, defined as the acquisition of 15% or more of the voting securities or certain mergers or other business combinations). The agreements entered into between 1987 and 1991 require the individuals to remain with DPL Inc. throughout the period during which any change of control is pending in order to help put in place the best plan for the shareholders. The principal severance benefits under each agreement include payment of the following: (i) the individual's full base salary and accrued benefits through the date of termination and any awards for any completed or partial period under the MICP and the individual's award for the current period under the MICP (or for a completed period if no award for that period has yet been determined) fixed at an amount equal to his average annual award for the preceding three years; (ii) 300% of the sum of the individual's annual base salary at the rate in effect on the date of termination (or, if higher, at the rate in effect as of the time of the change in control) plus the average amount awarded to the individual under the MICP for the three preceding years; (iii) all awarded or earned but unpaid SIU's; and (iv) continuing medical, life, and disability insurance. In the event any payments under these agreements are subject to an excise tax under the Internal Revenue Code of 1986, the payments will be adjusted so that the total payments received on an after-tax basis will equal the amount the individual would have received without imposition of the excise tax. The severance pay agreements are effective for one year but are automatically renewed each year unless DPL Inc. or the participant notifies the other one year in advance of its or his or her intent not to renew. DPL Inc. has agreed to secure its obligations under the severance pay agreements by transferring required payments to the Master Trust. Mr. Forster's agreement with DPL Inc. and DP&L contains similar severance benefits provisions.

PENSION PLANS

    The following table sets forth the estimated total annual benefits payable under the DP&L retirement income plan and the supplemental executive retirement plan to executive officers at normal retirement date (age 65) based upon years of accredited service and final average annual compensation (including base and incentive compensation) for the three highest years during the last ten:

                                                 TOTAL ANNUAL RETIREMENT
                                                       BENEFITS FOR
                                              YEARS OF ACCREDITED SERVICE AT
                                                          AGE 65
                                              ------------------------------
                 FINAL AVERAGE                                      20-30
                ANNUAL EARNINGS               10 YEARS  15 YEARS    YEARS
               -----------------              --------  --------  ----------
     $  200,000.............................  $ 52,500  $ 78,500   $104,500
        400,000.............................   109,500   164,000    218,500
        600,000.............................   166,500   249,500    332,500
        800,000.............................   223,500   335,000    446,500
      1,000,000.............................   280,500   420,500    560,500
      1,200,000.............................   337,500   506,000    674,500
      1,400,000.............................   394,500   591,500    788,500

    The years of accredited service for the named executive officers are Mr. Hill -- 28 yrs.; Mr. Koziar -- 28 yrs.; Mrs. Lansaw -- 18 yrs. and Mr. Santo -- 22 yrs. Years of service under the retirement income plan are capped at 30 years, however, the retirement and supplemental plans, taken together, can provide full benefits after 20 years of accredited service. Benefits are computed on a straight-life annuity basis, are subject to deduction for Social Security benefits and may be reduced by benefits payable under retirement plans of other employers. For each year an individual retires prior to age 62, benefits under the supplemental plan are reduced by 3% or 21% for early retirement at age 55. Mr. Forster ceased to accrue benefits under the retirement and supplemental plans effective as of December 31, 1996 upon his retirement as an employee of DPL Inc. and DP&L.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    As of January 31, 1998, there are no persons known by the Board of Directors of the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of DPL Inc.

                SECURITY OWNERSHIP OF CERTAIN EXECUTIVE OFFICERS

    Set forth below is information concerning the beneficial ownership of shares of Common Stock of DPL Inc. by each executive officer of DPL Inc. or DP&L named in the Summary Compensation Table (other than executive officers who are directors of DPL Inc. whose security ownership is found under "Election of Directors") as of January 31, 1998. Please refer to Note (1) on Page 5 for the security ownership of all directors and executive officers of DPL Inc. and DP&L.

                 NAME OF            AMOUNT AND NATURE OF   PERCENT OF
            EXECUTIVE OFFICER       BENEFICIAL OWNERSHIP      CLASS
         ------------------------   --------------------   -----------
         Stephen F. Koziar, Jr.          13,633 shares           *
         H. Ted Santo                     3,747 shares           *
         Judy W. Lansaw                   3,519 shares           *

------------

* Less than one percent

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Price Waterhouse LLP served as independent public accountants of DPL Inc. for the year 1997 and has been appointed as independent public accountants for 1998. A representative of Price Waterhouse LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to respond to appropriate questions from shareholders.

                             SHAREHOLDER PROPOSALS

    A proposal by a shareholder intended for inclusion in the proxy materials of DPL Inc. for the 1999 Annual Meeting of Shareholders must be received by DPL Inc. at P.O. Box 1247, Dayton, Ohio 45401, Attn.: Secretary, on or before November 1, 1998 in order to be considered for such inclusion.

                                 OTHER BUSINESS

    The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the meeting. However, if any other matters are properly brought before the meeting, it is intended that the holders of proxies will vote thereon in their discretion.

                                         By order of the Board of Directors,

                                         /s/ Stephen F. Koziar, Jr.

                                         STEPHEN F. KOZIAR, JR.
                                         GROUP VICE PRESIDENT AND SECRETARY

                                   NOTICE OF

                                     ANNUAL
                                    MEETING

                                OF SHAREHOLDERS

                                 APRIL 14, 1998

                                      AND

                                     PROXY
                                   STATEMENT

                                   [DPL LOGO]

                                    DPL INC.
                                  DAYTON, OHIO

                                       DPL INC.

                      PROXY Solicited by the Board of Directors
                       for 1998 Annual Meeting of Shareholders


  Peter H. Forster, James F. Dick, II and Burnell R. Roberts or any of them with full power of substitution, are hereby appointed proxies to votes as specified at the Annual Meeting of Shareholders of DPL Inc. on Tuesday, April 14, 1998, at 10:00 A.M., and at any adjournments thereof, all shares of Common Stock which the undersigned is entitled to vote and in their discretion upon any other matters which may properly come before the meeting.

  UNLESS OTHERWISE MARKED, YOUR PROXY WILL BE VOTED FOR THE PROPOSAL BY SIMPLY SIGNING YOUR NAME ON THE REVERSE SIDE AND RETURNING THIS CARD.




           CONTINUED AND TO BE SIGNED ON REVERSE SIDE    /SEE REVERSE SIDE/

                       /X/ Please mark votes as in this example

This proxy is solicited on behalf of the Board of Directors. If no boxes are marked, your vote will be cast as recommended by the Board of Directors by simply signing your name below and returning this card.

1.   Election of Three Directors
     Nominees:   Thomas J. Danis, Allen M. Hill, W August Hillenbrand

                         FOR                      WITHHELD

                         / /                        / /

     For, except vote withheld from the following nominee(s):

     The Annual Meeting of Shareholders will be held at Cedarville College, Cedarville, Ohio. To request an attendance card for the meeting, please mark below:





     MARK HERE FOR ATTENDANCE CARD                     / /

     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     / /



     Please sign exactly as your name appears. If acting as attorney, executor, trustee, or in a representative capacity, sign name and title.


Signature: ____________ Date: _________ Signature: ____________ Date: _________